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                             FORM OF OPINION LETTER

                         LETTERHEAD OF JORDEN BURT, LLP

                                 ______  __, 2003

Manufacturers Investment Trust
73 Tremont Street
Boston, Massachusetts 02108

Ladies and Gentlemen:

      You have requested our opinion that (i) the proposed acquisition of the assets and liabilities of the Telecommunications Trust and of the Internet Technologies Trust by the Science & Technology Trust, and (ii) the proposed acquisition of the assets and liabilities of the Mid Cap Growth Trust and of the Mid Cap Opportunities Trust by the Dynamic Growth Trust, respectively, will each qualify as a tax-free "reorganization" under the Internal Revenue Code of 1986 (the "Code"), as amended. Hereinafter: (i) the Telecommunications Trust, the Internet Technologies Trust, the Mid Cap Growth Trust, and the Mid Cap Opportunities Trust are referred to collectively as the "Transferor Portfolios,"
(ii) the Science & Technology Trust and the Dynamic Growth Trust are referred to collectively as the "Acquiring Portfolios," (iii) the Telecommunications Trust and the Internet Technologies Trust are referred to collectively as the "Corresponding Transferor Portfolios," with respect to the Science & Technology Trust, (iv) the Science & Technology Trust is referred to as the "Corresponding Acquiring Portfolio" with respect to the Telecommunications Trust and the Internet Technologies Trust, (v) the Mid Cap Growth Trust and the Mid Cap Opportunities Trust are referred to collectively as the "Corresponding Transferor Portfolios" with respect to the Dynamic Growth Trust, and (vi) the Dynamic Growth Trust is referred to as the "Corresponding Acquiring Portfolio" with respect to the Mid Cap Growth Trust and the Mid Cap Opportunities Trust.

      Each of these acquisition transactions will take place pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement") adopted on behalf of the Transferor Portfolios and the Acquiring Portfolios by Manufacturers Investment Trust ("MIT"). MIT, a Massachusetts business trust organized as a Series company, is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end investment company of the management type. Each Transferor Portfolio, and each Acquiring Portfolio is also registered under the Act as an open-end investment company of the management type and is treated as a corporation for federal income tax purposes. This opinion is being delivered pursuant to Sections 6(d) and 7(g) of the Reorganization Agreement. Where relevant, capitalized terms not otherwise defined herein have the meanings they have for the purposes of the Reorganization Agreement

      Upon satisfaction of all conditions precedent set forth in the Reorganization Agreement, the Reorganization will be effected as set forth in the following summary:

      (1) Pursuant to the Reorganization Agreement, MIT will cause each Transferor Portfolio to convey, transfer and deliver to the Corresponding Acquiring Portfolio all of the then
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existing assets of such Transferor Portfolio (consisting, without limitation, of portfolio securities and instruments, dividend and interest receivables, cash and other assets). In consideration thereof, MIT on behalf of each Acquiring Portfolio will (A) assume and pay, to the extent that they exist on or after the Effective Time of the Reorganization (as defined in Section 1(b)(i) of the Reorganization Agreement), all of the obligations and liabilities of the Corresponding Transferor Portfolio and (B) issue and deliver to the Corresponding Transferor Portfolio full and fractional shares of beneficial interest of the Corresponding Acquiring Portfolio, with respect to each Corresponding Acquiring Portfolio equal to that number of full and fractional Acquiring Portfolio shares as determined in Section 1(c) of the Reorganization Agreement. Any shares of capital stock (if any), par value $.01 per share, of the Transferor Portfolios held in the treasury of MIT at the Effective Time of the Reorganization shall thereupon be retired. Such transactions shall take place on the Exchange Date (as defined in Section 1(b)(i) of the Reorganization Agreement). All computations relating to the shares of the Transferor Portfolios and of the Acquiring Portfolios shall be performed by the Custodian and pricing agent under the Reorganization Agreement. The determination of said Custodian shall be conclusive and binding on all parties in interest.

      (2) As of the Effective Time of the Reorganization, each Transferor Portfolio will liquidate and distribute pro rata to the Transferor Portfolio shareholders as of the Effective Time of the Reorganization the shares of the Acquiring Portfolio received by such Transferor Portfolio pursuant to Section 1(a)(i) of the Reorganization Agreement in actual or constructive exchange for the shares of the Transferor Portfolio held by the Transferor Portfolio shareholders. Such liquidation and distribution will be accomplished by the transfer of the shares of the Corresponding Acquiring Portfolio then credited to the account of each Transferor Portfolio on the books of the Corresponding Acquiring Portfolio to accounts opened on the share records of the Corresponding Acquiring Portfolio in the names of the Transferor Portfolio shareholders and representing the respective pro rata number of shares of the Acquiring Portfolio due such shareholders. The Acquiring Portfolios will not issue certificates representing shares of the Acquiring Portfolio in connection with such exchange.

      (3) As soon as practicable after the Effective Time of the Reorganization, MIT shall take all the necessary steps under Massachusetts law, MIT's Declaration of Trust and any other applicable law to effect a complete dissolution of the Transferor Portfolios.

      In acting as special counsel to MIT with respect to the Reorganization, we have, among other things, reviewed the following documents:

            1.    The Reorganization Agreement; and

            2. MIT's Registration Statement on Form N-14 under the Securities Act of 1933, as filed with the Securities and Exchange Commission (the
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                  "Registration Statement on Form N-14").

      For purposes of this opinion, as hereinafter set forth, we have reviewed such other documents relating to the Reorganization as we have deemed relevant under the circumstances and have relied upon representations contained in certain certificates (the "Certificates") provided to us by MIT.

      If the Reorganization is effected on a factual basis different from that contemplated above, any or all of the opinions expressed herein may be inapplicable. Further, our opinion is based on (i) the Code, (ii) Treasury Regulations, (iii) judicial precedents and (iv) administrative interpretations (including the current ruling practice of the Internal Revenue Service) as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new administrative or judicial interpretations of the law or regulations, any or all of the individual opinions expressed herein may become inapplicable.

      Based on the foregoing, and assuming that the Reorganization is effected in accordance with the terms of the Reorganization Agreement (and exhibits thereto) and that the statements set forth in the Certificates are true as of the Effective Time of the Reorganization, it is our opinion that for federal income tax purposes:

            (i) the Reorganization will constitute a reorganization within the meaning of section 368(a)(1) of the Code with respect to each Transferor Portfolio and its Corresponding Acquiring Portfolio;

            (ii) no gain or loss will be recognized by any of the Transferor Portfolios or the Corresponding Acquiring Portfolios upon the transfer of all the assets and liabilities, if any, of each Transferor Portfolio to its Corresponding Acquiring Portfolio solely in exchange for shares of the Acquiring Portfolio or upon the distribution of the shares of the Acquiring Portfolio to the holders of shares of the Transferor Portfolio solely in exchange for all of their shares of the Transferor Portfolio;

            (iii) no gain or loss will be recognized by shareholders of any of the Transferor Portfolios upon the exchange of shares of such Transferor Portfolio solely for shares of the Corresponding Acquiring Portfolio;

            (iv) the holding period and tax basis of the shares of each Acquiring Portfolio received by each holder of shares of the Corresponding Transferor Portfolio pursuant to the Reorganization will be the same as the holding period and tax basis of shares of the Transferor Portfolio held by the
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                  shareholder (provided the shares of the Transferor Portfolio were held as a capital asset on the date of the Reorganization) immediately prior to the Reorganization; and

            (v) the holding period and tax basis of the assets of each of the Transferor Portfolios acquired by the Corresponding Acquiring Portfolios will be the same as the holding period and tax basis of those assets to each of the Transferor Portfolios immediately prior to the Reorganization.


      We express our opinion herein only for the exclusive purpose of ascertaining the federal income tax consequences of the Reorganization contemplated in the Reorganization Agreement to the Transferor Portfolios, the Acquiring Portfolios and the shareholders of the Transferor Portfolios on their receipt of the shares of the Corresponding Acquiring Portfolio in exchange for their shares of the Transferor Portfolios pursuant to the Reorganization Agreement. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 and to the use of our name therein.

                                    Very truly yours,



                                    Jorden Burt LLP